EXHIBIT 21
                           Description of Subsidiaries

                                                     Jurisdiction of incorporation                        Percentage of
         Name of Subsidiary                                 or organization                               Ownership
         ------------------                                 ---------------                               ---------
1.  American Flying Crane Corporation
    (formerly called American Dairy
    Holdings, Inc.)                                  Delaware                                             100%

2.  Heilongjiang Feihe Dairy Co., Limited            Kedong County, Heilongjiang Province
                                                     The People's Republic of China                        99%

3.  BaiQuan Feihe Dairy Co., Limited                 BaiQuan County, Heilongjiang Province                100%
                                                     The People's Republic of China

4.  Beijing Feihe Biotechnology                      Beijing Province
    Scientific and Commercial Co., Limited           The People's Republic of China                       100%

5.  Shanxi Feihesantai
    Biotechnology Scientific and                     Shanxi Province
    Commercial Co., Limited                          The People's Republic of China                        60%